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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Protective Life Corporation, PLC Capital Trust II, PLC Capital Trust III, and
PLC Capital Trust IV on Form S-3 (File No. 333-     ) of our report, which
includes an explanatory paragraph with respect to changes in the Company's method of accounting for stock-based employee compensation plans in 1995, dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Corporation and subsidiaries (the Company) as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, which report is included or incorporated by reference in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Information of the Company."

COOPERS & LYBRAND L.L.P.
Birmingham, Alabama
November 6, 1997